Exhibit 99.1

[LOGO]

MULTI-COLOR CORPORATION TO PURCHASE DECORATING
TECHNOLOGIES DIVISION OF AVERY DENNISON

Expands Multi-Color’s Technological Leadership

CINCINNATI, OHIO, November 19, 2002 – Multi-Color Corporation (NASDAQ: LABL) announced it has signed a definitive agreement to purchase the North and South American Decorating Technologies Division of Avery Dennison Corporation. Avery Dennison’s Dec Tech division, the pioneer of Heat Transfer Label technology (“HTL”), is a $20 million supplier of heat transfer labels in North and South America to the health & beauty aids, beverage and food industries.

“I am extremely excited to add Dec Tech and its internationally-known heat transfer technology to our portfolio of decorating solutions and packaging services,” said Frank Gerace, President and Chief Executive Officer of Multi-Color Corporation. “With this acquisition, Multi-Color now stands as the world’s leading provider of both in-mold and heat transfer labels. Combined with our growing leadership in the pressure sensitive and shrink sleeve categories we are now a comprehensive business resource to our consumer products, food and beverage customers.”

With approximately 40% of its sales outside the United States, Dec Tech expands Multi-Color’s sales base in Latin and South America. Dec Tech’s 120,000 sq. ft. facility in Framingham, Massachusetts adds narrow web gravure printing capability to Multi-Color’s wide web gravure, flexographic and lithographic printing platforms.

“We look forward to welcoming Dec Tech’s highly skilled and dedicated employees to the Multi-Color family,” said Gerace.

Multi-Color will also take ownership of all North and South American patents and trademarks related to the Dec Tech business, including Clear ADvantage™ the world’s # 1 brand of “no-label look” heat transfer labels. Dec Tech has received numerous industry awards for innovation and graphic excellence.

The Dec Tech purchase is expected to close before the end of December 2002 and is projected to be accretive to earnings in fiscal year 2003 ending March 31, 2003. Once completed, this becomes Multi-Color’s third acquisition during the most recent 12 months. In June 2002, Multi-Color purchased Cincinnati, Ohio-based Quick Pak, Inc., a leading provider of promotional packaging, assembly and fulfillment services, and in October 2001, it acquired Troy, Ohio-based Premiere Labels, Inc., an award-winning producer of pressure sensitive labels.

-more-

Multi-Color Acquires
Dec Tech Division of Avery Dennison
November 19, 2002

Safe Harbor Statement
Forward-looking statements in this release including, without limitations, statements relating to the Company’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: general economic and business conditions; the ability to integrate acquisitions; the success of its significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; availability, terms and development of capital; availability of raw materials; business abilities and judgement of personnel; changes in, or the failure to comply with, government regulations, and other factors. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Multi-Color (http://www.multicolorcorp.com)
Cincinnati, Ohio based Multi-Color Corporation is a premier supplier of decorative label solutions and packaging services to consumer product companies, national retailers and container manufacturers worldwide. Multi-Color is the world’s largest producer of in-mold labels (IMLs) and a major manufacturer of high-end pressure sensitive labels and shrink sleeves. The Company’s Packaging Services Division, Quick Pak, is a leading provider of promotional packaging, assembly and fulfillment services. Multi-Color has six manufacturing operations in the United States. Its products are shipped to more than 150 customers in the U.S., Canada, Mexico, South America and Asia.

For more information, please contact:

Dawn Bertsche
Chief Financial Officer
Multi-Color Corporation
(513) 345-1108
dbertsche@mcclabel.com

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